Exhibit 99.1

ITEM 8 INFORMATION
AO Partners I, LP is a private investment vehicle, and AO Partners LLC is the General Partner of AO Partners I, LP, and has the power to direct the affairs of AO Partners I, LP, including the voting and disposition of shares of Common Stock held in the name of AO Partners I, LP.  In turn, because Mr. Swenson is the Manager of AO Partners LLC, the General Partner of AO Partners I, LP, he has the power to direct the affairs of AO Partners I, LP, including the voting and disposition of shares of Common Stock held in the name of AO Partners I, LP.
Park Investors LLC is a private investment vehicle, and AO Partners LLC is the Manager of Park Investors LLC, and has the power to direct the affairs of Park Investors LLC, including the voting and disposition of shares of Common Stock held in the name of Park Investors LLC.  In turn, because Mr. Swenson is the Manager of AO Partners LLC, the Manager of Park Investors LLC, he has the power to direct the affairs of Park Investors LLC, including the voting and disposition of shares of Common Stock held in the name of Park Investors LLC.